Exhibit 23.1

Jerusalem, July 29, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-             ) on Form S-1 of Creations Inc, of our report dated May 4, 2020, relating to the consolidated financial statements of Document Creations Inc for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such Registration Statement.

/s/ Barzily & Co.
Barzily & Co.
Certified Public Accountants
A Member of MSI Worldwide
[Jerusalem, Israel]